U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



      Date of Report (Date of earliest event reported): December 17, 2003
                                                        -----------------



                         ELECTRONIC IDENTIFICATION, INC.
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             (Exact name of registrant as specified in its charter)


        Nevada                         000-27365                  88-0440528
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 (State or other                     (Commission              (I.R.S. Employer
   jurisdiction                      File Number)            Identification No.)
of incorporation)



7203 W. Deschutes Avenue, Suite B, Kennewick, WA                        99336
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   (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (509) 736-7000

Registrant's former address: 1200 W Pender St., Suite 411, Vancouver, British Columbia, Canada V6E 2S9


Item 1.  Changes in Control of Registrant

Under the terms of the Series A preferred stock held by Apogee Biometrics,  Inc.
(ABI), ABI has had voting control of the Company. Although this voting control has not changed, ABI, as a result of the debt conversion described below now also has a majority interest directly in the common stock of the Company.

ABI agreed to convert all of its Series A preferred stock and all of the $86,730 of debt owed by Electronic Identification, Inc. ("EIDT or "the Company") into a total of 4,836,500 shares of Company common stock. The elimination of this debt and preferred stock was a condition precedent to entering into the Stock Purchase Agreement described under Item 2 below and to the possible investment in EIDT by certain non-affiliated accredited investors. As a result of this debt and preferred stock conversion, ABI now owns approximately fifty-nine percent of all outstanding Company common stock. The effective date of the debt and stock conversion was December 2, 2003.

Subsequent to the acquisition described under Item 2 below, ABI will hold approximately nineteen percent of EIDT common stock.

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As a result of this  conversion  of debt and equity by ABI,  there are no longer any shareholders or groups of shareholders of the Company holding more than 5% of the outstanding shares of Company Common Stock other than ABI.

ABI's office address is 7203 W. Deschutes Ave., Suite A, Kennewick, WA. 99336.

After the closing of the acquisition described in Item 2 of this Form 8-K, two individuals and one corporation will each own approximately twenty-three percent of the Company's outstanding common stock. For a listing of these potential shareholders, see the end of Item two.

Item 2. Acquisition of Disposition of Assets

The  Company  has  entered  into a  Stock  Purchase  Agreement  with  the  three shareholders of Manakoa Services Corporation ("Manakoa"), a Washington corporation (the "Agreement"). The agreement, as amended, was executed by all parties effective as of December 16, 2003. The full text of the Agreement and the First Amendment thereto is filed herewith as Exhibit 2-1.

According to the terms of the agreement between EIDT and the Manakoa shareholders, EIDT will acquire all of the outstanding stock of Manakoa in exchange for 19,300,000 EIDT common stock (including EIDT shares being reserved to cover outstanding Manakoa stock options) which will equal approximately sixty-nine percent of all outstanding EIDT stock. EIDT is making an effort to privately raise up to $2,000,000 in additional capital through the issuance of convertible debt and additional common stock. If such private placements are completed as planned, the shares being issued with respect to this acquisition will equal approximately sixty percent (60%) of all outstanding EIDT common stock on a fully diluted basis.

The share exchange ratio was determined by the Board of EIDT to be fair based in part on a Valuation Report and Related Fairness Opinion prepared at the Board's request by Evans & Evans, Inc.

Manakoa is in the process of developing enterprise management applications to assist companies in their successful compliance with new regulatory requirements. As a development stage company, Manakoa is an early mover in the risk management and regulatory compliance market. EIDT is anticipating capitalizing on Manakoa's rapid deployment services' operational protocols. Manakoa is developing these unique operational protocols to dramatically minimize the time required by companies to facilitate the assembly and operational status of computer hardware and software for large network computer systems and network environments.

Manakoa recently completed the acquisition of Boulder based Secure Logistix Corporation, a developer and publisher of risk management and regulatory software based solutions for corporate security and Federal regulatory compliance. Secure Logistix commenced business operations in October of 2001 in specific response to national terrorist attacks. The foundation of the business is based on several previous businesses with long histories in the information technology & risk management sectors. As an outgrowth of its crisis management background, a model for risk assessment and business continuance emerged. The company has worked with Federal agencies and private companies to define enhanced risk management and the effective corporate response to Federal regulations such as the Gramm Leach Bliley Act (GLBA), Health Insurance
Portability and Accountability Act (HIPAA), Sarbanes Oxley Act and the USA Patriot Act.

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In order to complete the merger,  EIDT must amend its Articles of  Incorporation to provide for sufficient authorized stock to acquire Manakoa in the reverse merger. James C. Katzaroff, Chairman and CEO of Apogee Biometrics, Inc. (ABI), majority shareholder of EIDT, has informed EIDT that he expects ABI to approve this proposed acquisition and vote its EIDT shares in favor of any needed amendments to the EIDT Articles of Incorporation or other actions requiring shareholder approval.

It is expected that the acquisition will be completed before the end of January, 2004.

Manakoa has three shareholders, each owning one-third of Manakoa. After closing, each of these individuals will own approximately twenty-three percent (23%) of EIDT's outstanding common stock. These shareholders are: James C. Katzaroff, who serves as Chairman and CEO of Apogee Biometrics, Inc., EIDT's majority shareholder; G. Robert Williams, founder of Secure Logistix and the Founders Group, Inc., located in Bellevue, WA.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, continued acceptance of the company's products, competition, new products and technological changes, intellectual property rights and other risks.

Item 7. Financial Statements, Pro Forma Information and Exhibits

     Financial Statements
     --------------------

     The financial statements of Manakoa specified under Item 7(a) of Form 8-K will be filed by amendment to this filing within 60 days of the date of this report.

     Pro Forma Financial Information
     -------------------------------

         Pro Forma financial statements reflecting the effect of the acquisition of Manakoa by the Company as specified under Item 7(b) of Form 8-K, if required, will be filed by amendment to this filing within 60 days of the date of this report.

     Exhibits

Exhibit No.  Description
----------   ----------------------------------------------
  2.1         Stock Purchase Agreement and First Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronic Identification, Inc.


By: /s/ Brad Partridge                                             12/17/2002
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  Name: Brad Partridge                                                (Date)
 Title: President

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